UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2006
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100 Houston, Texas		77067

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On April 25, 2006, in connection with its annual review of board committee assignments, the board of directors of the Company appointed William T. Van Kleef as Chair of the Audit Committee, with Michael A. Cawley and Bruce A. Smith being appointed to continue as members of the committee. Also on April 25, 2006, the board of directors of the Company appointed Kirby L. Hedrick to continue as Chair of the Compensation, Benefits and Stock Option Committee, with Jeffrey L. Berenson being appointed to the committee and Edward F. Cox being appointed to remain as a member of the committee. The board had previously determined that William T. Van Kleef and Bruce A. Smith each possess accounting or related financial management expertise within the meaning of the listing standards of the New York Stock Exchange and is an “audit committee financial expert” within the meaning of applicable Securities and Exchange Commission rules. The composition and chairs of the Corporate Governance and Nominating Committee and the Environment, Health & Safety Committee remain unchanged after the April 25, 2006 appointments by the Company’s board of directors.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date: April 28, 2006	By:	/s/ Arnold J. Johnson

Arnold J. Johnson
Vice President, General Counsel & Secretary